As filed with the Securities and Exchange Commission on March 25, 2005

Registration No. 333-123428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KFORCE INC.

(Exact name of Registrant as specified in its charter)

Florida	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William L. Sanders

President and Secretary

Kforce Inc.

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Robert J. Grammig, Esq.

Holland & Knight LLP

400 North Ashley Drive

Suite 2300

Tampa, Florida 33602

Phone: (813) 227-8500

Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $.01 per share	2,348,337	$10.74	$25,221,140	$2,969

(1)	This registration statement relates to the resale by the selling shareholders named in this Form S-3 of up to 2,348,337 shares of common stock, par value $.01, issued to the selling shareholders on February 1, 2005 in unregistered sales of the securities. The registrant will receive no proceeds from the sale of securities under this registration statement.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of our common stock on the Nasdaq National Market on March 17, 2005.
(3)	Of the $2,969 registration fee, $2,893 was previously paid with the initial filing of the Registration Statement on March 18, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell the common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock and the selling shareholders named in this prospectus are not soliciting offers to buy the common stock in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 25, 2005

PROSPECTUS

Kforce Inc.

2,348,337 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 2,348,337 shares of common stock by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling shareholders against certain liabilities.

The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest may offer the shares offered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the NASDAQ National Market under the symbol “KFRC.” On March 23, 2005, the closing sale price of the common stock on NASDAQ was $10.48 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk.

See “ Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2005.

Kforce’s principal executive offices are located at 1001 East Palm Avenue, Tampa, Florida 33605, and our telephone number is (813) 552-5000. Our website is www.kforce.com. The information provided on our website is not incorporated by reference into this prospectus.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

KFORCE INC.

Who We Are

We are a national provider of professional and technical specialty staffing services. Kforce Inc. (“Kforce”) was formed in August 1994 as a result of the combination of Romac & Associates, Inc. and three of its largest franchises. Following an Initial Public Offering in August 1995, Kforce grew to 31 offices in 18 major markets. On April 20, 1998, Kforce consummated a merger whereby Source Services Corporation, was merged into Kforce. On June 7, 2004, we completed a transaction whereby Hall, Kinion and Associates, Inc. was merged into Kforce. At March 1, 2005, we operated 82 field offices in 45 markets and we currently provide services in 45 states through these offices or from our headquarters in Tampa, Florida. Kforce currently has no operations outside the United States. We provide our clients staffing services through three business segments: Technology, Finance and Accounting, and Health and Life Sciences. Substantially all Technology and Finance and Accounting services are sold and delivered through our field offices. The Health and Life Sciences segment includes our Clinical Research (formerly Pharmaceutical), Scientific, Healthcare-Nursing and Healthcare-Non Nursing specialties. The sales and delivery functions of substantial portions of Health and Life Sciences, particularly Clinical Research and Healthcare-Non Nursing, are concentrated in our headquarters, with services being provided for certain clients through our field offices. Our headquarters provides support services to our field offices in areas such as human resources, nationwide recruiting, training, and national sales initiatives, in addition to the traditional “back office” support services such as payroll, billing, accounting, legal, tax, data processing and marketing, which are highly centralized.

Kforce is focused on providing “staffing” services to our clients. Our staffing services include Flexible Staffing Services (“Flex”) and Search Services (“Search”). Kforce anticipates continued growth which may be either organic or through acquisition of other entities that enhance or expand our existing businesses. We believe that we are positioned to acquire and integrate other businesses that are strategically beneficial. Acquisitions entail significant risks which are described below.

Flex

Through Flex, we provide clients’ with qualified individuals (“consultants”) on a temporary basis with the appropriate skills and experience, when it is determined it is “the right match”. To be successful, our employees (“associates”) endeavor to (1) understand the clients’ needs, (2) determine and understand the capabilities of the consultants being recruited, and (3) deliver and manage the client-consultant relationship to the satisfaction of both the clients and the consultants. Typically, the better job Kforce and our consultants do, the longer the assignments last and the more often those clients turn to Kforce for additional needs.

The Flex business comprised 93.7% of our revenues for the year ended December 31, 2004. Flex revenues are driven by hours billed and billing rates. Flex gross profit is determined by deducting consultant pay, benefits and other related costs from Flex revenues. Flex associate commissions, related taxes and other compensation and benefits as well as field management compensation are included in selling, general and administrative expenses along with administrative and corporate employee compensation. The Flex business model involves attempting to maximize consultant hours and billing rates, while optimizing consultant pay rates and benefit costs and commissions and other compensation and benefits for associates, as well as minimizing operating costs necessary to effectively support such activities.

Search

The Search business is a smaller, yet important part of our business that involves locating permanent employees for our clients. We primarily perform searches on a contingency basis, with fees being earned only if personnel are hired by our clients. Fees are typically structured as a percentage of the placed individual’s first-year annual compensation. We recruit permanent employees from our Flex consultant population, from the job boards, and from candidates we identify who are currently employed and not actively seeking another position. Sometimes consultants initially work with clients on a Flex basis and then later are converted into permanent employees, for which we also receive Search fees. There can be no assurance or expectation that Search revenues will increase if economic conditions improve, as has been the case in previous economic cycles. Clients and recruits are often targets for both Flex and Search services, and this common focus contributes to our objective of providing integrated solutions for all of our clients’ human capital needs.

Search revenues are driven by placements made and the rates billed. There are no consultant payroll costs associated with the placement and thus all search revenue generally increases gross profit by a like amount. Search associate commissions, compensation and benefits are also included in selling, general and administrative expenses. Search revenues comprised 6.3% of revenue in 2004.

The Offering

Common Stock offered by selling shareholders	2,348,337 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

NASDAQ National Market Symbol	KFRC

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors described under Item 1, “Business,” in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus and the other risk factors and other information contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. In addition, any forward-looking statements represent our estimates only as of the date this prospectus is filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

The 2,348,337 shares of common stock covered by this prospectus were acquired by the selling shareholders on February 1, 2005, pursuant to the Asset Purchase Agreement, dated as of December 3, 2004, between Kforce, VistaRMS, Inc. and each of the shareholders of VistaRMS, Inc. The following table sets forth, to our knowledge, certain information about the selling shareholders as of March 16, 2005.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering (1)
Name of Selling Shareholders	Number of Shares Beneficially Owned	Percent	Number Of Shares Offered	Number of Shares Beneficially Owned	Percent
Everett Holtz	657,534	1.65%	657,534	—	—
Don Harvey	657,534	1.65%	657,534	—	—
Kyle Mitchell	352,250	*	352,250	—	—
Gene Wilhoite	234,834	*	234,834	—	—
Caleb Berg	234,834	*	234,834	—	—
Kevin Rice	117,417	*	117,417	—	—
Derek Hutchinson	46,967	*	46,967	—	—
Lance Brantley	23,484	*	23,484	—	—
Glenn Cathey	23,484	*	23,484	—	—
VistaRMS, Inc.	1,232,779	3.10%	1,232,779	—	—

*	Less than one percent
(1)	We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders.

None of the selling shareholders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of some states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, some states may restrict the selling shareholders from selling their shares unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling shareholders to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) the date when all shares covered by the Registration Statement have been sold; (ii) the date on which all shares covered by the Registration Statement may be sold without registration pursuant to Rule 144(k) of the Securities Act; or (iii) the second anniversary of the date the Registration Statement is declared effective.

Our common stock, including the shares offered by this prospectus, are traded on the NASDAQ National Market under the symbol “KFRC.”

LEGAL MATTERS

The validity of any securities offered under this prospectus will be passed upon for us by Holland & Knight LLP, Tampa, Florida.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Kforce’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report relating to the financial statements and financial statement schedule of Kforce (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Kforce’s change in its method of accounting for goodwill in 2002) and their report related to management’s report on the effectiveness of internal control over financial reporting, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. The SEC also maintains an Internet Website at http://www.sec.gov that contains our reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, or after the date of this initial registration statement and before the effectiveness of this registration statement. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	The Description of our Common Stock contained in our registration statement on Form S-3 filed with the SEC on May 24, 2002; and

•	all documents filed by Kforce Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of the filed documents referred to above, excluding exhibits, unless they are specifically incorporated by reference into those documents. You can request those documents from our Investor Relations Department at:

Kforce Inc.

1001 East Palm Avenue

Tampa, Florida 33605

Telephone: (813) 552-5000

Kforce Inc.

2,348,337 Shares of Common Stock

Prospectus

March 25, 2005

Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned Registrant.

SEC Registration Fee		$2,969
Legal Fees and Expenses	*$	20,000
Accounting Fees and Expenses	*$	7,500
Printing, Engraving and Mailing Expenses	*$	2,000
Miscellaneous	*$	5,000

Total	*$	37,469

*	Estimated.

Item 15. Indemnification of Directors and Officers.

The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Item 16. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1b	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1c	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1d	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form 8-K (File No. 000-26058) filed on May 17, 2000)

4.1e	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.2b	Amendment to the Amended and Restated Bylaws (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058), filed October 29, 1998)

4.3a	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.4	Form of Stock Certificate (incorporated by reference to Kforce’s registration statement on Form S-1 (File No. 33-991738) filed on May 9, 1996)

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney*

* Previously filed.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Kforce pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Kforce’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its articles of incorporation, bylaws, by agreement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on March 25, 2005.

KFORCE INC.

By:	/s/ DAVID L. DUNKEL
Name:	David L. Dunkel
Title:	Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2005.

Signature	Title
/s/ DAVID L. DUNKEL David L. Dunkel	Director and Chief Executive Officer (Principal Executive Officer)

* Joseph J. Liberatore	Chief Financial Officer (Principal Financial Officer)

* David M. Kelly	Chief Accounting Officer (Principal Accounting Officer)

* John N. Allred	Director

* W.R. Carey, Jr.	Director

* Richard M. Cocchiaro	Director

* Todd Mansfield	Director

* Ralph Struzziero	Director

* Howard W. Sutter	Vice President of Mergers and Acquisitions and Director

* Gordon Tunstall	Director

* Elaine D. Rosen	Director

* Mark F. Furlong	Director

*By:	/S/ DAVID L. DUNKEL
David L. Dunkel Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1b	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1c	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.1d	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form 8-K (File No. 000-26058) filed on May 17, 2000)

4.1e	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.2b	Amendment to the Amended and Restated Bylaws (incorporated by reference to Kforce’s Form S-4 (File No. 333-111566) filed on December 24, 2003, as amended)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058), filed October 29, 1998)

4.3a	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.4	Form of Stock Certificate (incorporated by reference to Kforce’s registration statement on Form S-1 (File No. 33-991738) filed on May 9, 1996)

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney*

*	Previously filed.